AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made this 15th day of November, 2001, by and between SPM Group, Inc., a publicly-held, fully reporting corporation incorporated in Colorado ("SPM"); Zamage Digital Imaging, Inc., a Delaware corporation ("Zamage"); and the persons listed in Exhibit A-1 hereof who are the owners of record of all the issued and outstanding stock of Zamage who execute and deliver the Agreement ("Zamage Stockholders"), based on the following:

Recitals

SPM wishes to acquire all the issued and outstanding stock of Zamage in exchange for stock of SPM, in a transaction intended to qualify as a tax-free exchange pursuant to section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The parties intend for this Agreement to represent the terms and conditions of such tax-free reorganization, which Agreement the parties hereby adopt. However, neither party is seeking tax counsel or legal or accounting opinions on whether the transaction qualifies for tax free treatment.

Agreement

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby agreed as follows:

ARTICLE I

EXCHANGE OF STOCK

1.01 Exchange of Shares. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined in Section 1.05 hereof), the Zamage Stockholders shall assign, transfer, and deliver to SPM, free and clear of all liens, pledges, encumbrances, charges, restrictions, or claims of any kind, nature, or description, all issued and outstanding shares of common stock of Zamage (the "Zamage Shares") held by Zamage Stockholders which shares shall represent all issued and outstanding shares of Zamage common stock, and SPM agrees to acquire such shares on such date by issuing and delivering in exchange therefor an aggregate of 18,563,795 restricted shares of SPM common stock, par value $0.001 per share, (the "SPM Common Stock"). Such shares of SPM Common Stock shall be issued pro rata based on the number of Zamage Shares held and as set forth opposite the Zamage Stockholder's respective names in Exhibit A-1. All shares of SPM Common Stock to be issued and delivered pursuant to this Agreement shall be appropriately adjusted to take into account any stock split, stock dividend, reverse stock split, recapitalization, or similar change in the SPM Common Stock which may occur between the date of the execution of this Agreement and the Closing Date. All shares of SPM Common Stock to be issued and delivered pursuant to this Section 1.01of this Agreement shall be

(a) Additional Shares. On the Closing Date, there shall also be issued: (i) 101,300 restricted shares of SPM Common Stock, with rights of registration, to Capital Holdings, LLC, for services rendered to SPM and Zamage; (ii) 200,000 restricted shares of SPM Common Stock, with rights of registration, to Kelly Adams, for services rendered to SPM and Zamage; (iii) 100,000 restricted shares of SPM Common Stock, with rights of registration, to Pete Falvo, for services rendered to SPM and Zamage; (iv) 147,519 restricted shares of SPM Common Stock, with rights of registration, to Pacific Management, for services rendered to SPM and Zamage; (v) 40,000 shares of SPM Common Stock registered under Form S-8, issued to Michael L. Labertew for legal services rendered in connection with the preparation and filing of SEC reports and related research and legal services for the Company not related to a capital raising transaction or to this Agreement and Plan of Reorganization; (vi) 200,000 shares of SPM Common Stock registered under Form S-8, issued to Jennifer Ngo for services rendered in connection with the preparation and filing of SEC reports and related research and legal services for the Company not related to a capital raising transaction or to this Agreement and Plan of Reorganization. and (vi) 208,223 shares of SPM Common Stock registered under Form S-8, issued to Justeene Blankenship for services rendered in connection with the preparation and filing of SEC reports and related research and legal services for the Company not related to a capital raising transaction or to this Agreement and Plan of Reorganization.

(b) Registration of Shares. The shares set forth in Section 1.01(a)(i) and (ii), shall have rights of registration, and Zamage agrees to register said shares, pursuant to the Registration Rights Agreement attached hereto.

1.02 Delivery of Certificates by Zamage Stockholders. The transfer of Zamage shares by the Zamage Stockholders shall be effected by the delivery to SPM at the Closing (as set forth in Section 1.05 hereof) of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Zamage Stockholders' expense.

1.03 Operation as Wholly-Owned Subsidiary. After giving effect to the transaction contemplated hereby, SPM will own all the issued and outstanding shares of Zamage and Zamage will be a wholly-owned subsidiary of SPM operating under the name Zamage, Inc. or such other name selected by the shareholders and management of Zamage.

1.04 Further Assurances. At the Closing and from time to time thereafter, the Zamage Stockholders shall execute such additional instruments and take such other action as SPM may reasonably request, without undue cost to the Zamage Stockholders in order to more effectively sell, transfer, and assign clear title and ownership in the Zamage Shares to SPM.

1.05 Closing and Parties. The Closing contemplated hereby shall be held at a mutually agreed upon time and place on or before November 15, 2001 or on another date to be agreed to in writing by the parties (the "Closing Date'). The Agreement may be closed at any time following approval by a majority of the shareholders of SPM Common Stock as set forth in Section 4.01 hereof and the Zamage Stockholders as set forth in Section 5.01. The Closing may be accomplished by wire, express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

1.06 Closing Events.

(a) SPM Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article IV, SPM shall deliver to Zamage at Closing all the following:

(i) A certificate of good standing from the Department of Commerce of the State of Colorado, issued as of a date within ten days prior to the Closing Date, certifying that SPM is in good standing as a corporation in the State of Colorado;

(ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of SPM executing this Agreement and any other document delivered pursuant hereto on behalf of SPM ;

(iii) Copies of the resolutions/consents of SPM's board of directors and shareholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of SPM as of the Closing Date;

(iv) The certificate contemplated by Section 4.02, duly executed by the chief executive officer of SPM;

(v) The certificate contemplated by Section 4.03, dated the Closing Date, signed by the chief executive officer of SPM;

(vii) Certificates for 18,563,795 shares of SPM Common Stock in the names of the Zamage Stockholders and in the amounts set forth in Exhibit "A-1"; and

In addition to the above deliveries, SPM shall take all steps and actions as Zamage and Zamage Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b) Zamage Deliveries. Subject to fulfillment or waiver of the conditions set forth in Article V, Zamage and/or Zamage Stockholder's shall deliver to SPM at Closing all the following:

(i) A certificate of good standing from the Secretary of State of the State of Delaware, issued as of a date within ten days prior to the Closing Date certifying that Zamage is in good standing as a corporation in the State of Delaware;

(ii) Incumbency and specimen signature certificates dated the Closing Date with respect to the officers of Zamage executing this Agreement and any other document delivered pursuant hereto on behalf of Zamage;

(iii) Copies of resolutions/consents of the board of directors and of the stockholders of Zamage authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Zamage as of the Closing Date;

(iv) The certificate contemplated by Section 5.02, executed by the chief operating officer of Zamage; and

(v) The certificate contemplated by Section 5.03, dated the Closing Date, signed by the chief operating officer of Zamage.

In addition to the above deliveries, Zamage shall take all steps and actions as SPM may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

ARTICLE II

REPRESENTATIONS, COVENANTS AND WARRANTIES OF SPM

As an inducement to, and to obtain the reliance of Zamage, SPM represents and warrants as follows:

2.01 Organization.

(a) SPM is, and will be on the Closing, a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of SPM's articles of incorporation or bylaws, or other agreement to which it is a party or by which it is bound.

2.02 Approval of Agreement. SPM has full power, authority, and legal right and have taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of SPM has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the SPM shareholders and compliance with state and federal corporate and securities laws.

2.03 Capitalization. The authorized capitalization of SPM consists of 100,000,000 shares of common stock, $0.001 par value, of which approximately 1,179,567 shares shall be issued and outstanding, prior to issuance and cancellation of shares as set forth in Section 1.01 of this Agreement. All issued and outstanding shares of SPM are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of SPM.

2.04 Financial Statements.

(a) Included in Schedule 2.04 or otherwise available from EDGAR through the SEC's website, www.sec.gov, are the audited balance sheet of SPM as of June 30, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the fiscal years ended June 30, 2001 and 2000, including the notes thereto, and the accompanying report of the company's independent certified public accountant.

(b) The financial statements of SPM delivered pursuant to Section 2.04(a)have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements. The SPM financial statements present fairly, in all material respects, as of their respective dates, the financial position of SPM. SPM did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected therein in accordance with generally accepted accounting principles, and all assets reflected therein presently fairly the assets of SPM in accordance with generally accepted accounting principles.

(c) SPM has filed or will file as the Closing Date its tax returns required to be filed for its two most recent fiscal years. All such returns and reports are accurate and correct in all material respect. SPM has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of SPM, except to the extent reflected on such balance sheet and all such dates and years and periods prior thereto and for which SPM may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and to the best knowledge of SPM, no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated. To the best knowledge of SPM, none of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated. SPM has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have a material adverse affect on SPM, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of SPM.

2.05 Outstanding Warrants and Options. At closing, SPM will have no existing warrants or options, calls or commitments of any nature relating to the authorized and unissued SPM Common Stock.

2.06 Information. The information concerning SPM set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. SPM shall cause the schedules delivered by it pursuant hereto and the instruments delivered to Zamage hereunder to be updated after the date hereof up to and including the Closing Date.

2.07 Absence of Certain Changes or Events. Except as set forth in this Agreement or the schedules hereto, since the date of the most recent SPM balance sheet described in Section 2.04 and included in the information referred to in Section 2.06:

(a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of SPM or (ii) any damage, destruction, or loss to SPM (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets, or conditions of SPM;

(b) SPM has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of SPM; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees whose monthly compensation exceeds $1,000; or (viii) made any increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c) SPM has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent SPM balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $5,000 or canceled, or agreed to cancel, any debts or claims (except debts and claims which in the aggregate are of a value of less than $5,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of SPM; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of SPM, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of SPM.

2.08 Litigation and Proceedings. There are no material actions, suits, or administrative or other proceedings pending or, to the knowledge of SPM, threatened by or against SPM or adversely affecting SPM or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. SPM does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

2.09 Compliance With Laws and Regulations. SPM has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance (i) could not materially and adversely affect the business, operations, properties, assets, or condition of SPM or (ii) could not result in the occurrence of any material liability for SPM. To the best knowledge of SPM, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal securities laws.

2.10 Material Contract Defaults. SPM is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of SPM, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which SPM has not taken adequate steps to prevent such a default from occurring.

2.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any ten-n or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which SPM is a party or to which any of its properties or operations are subject.

2.12 Subsidiary. SPM does not own, beneficially or of record, any equity securities in any other entity. SPM does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission,

2.13 SPM Schedules. SPM has delivered to Zamage the following schedules, which are collectively referred to as the "SPM Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, all certified by a duly authorized officer of SPM as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of SPM in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of SPM approving this Agreement and the transactions herein contemplated;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of SPM since the most recent SPM balance sheet, required to be provided pursuant to Section 2.04 hereof,

(d) A schedule setting forth the financial statements required pursuant to Section 2.04(a) hereof, and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the SPM Schedules by Sections 2.01through 2.12.

SPM shall cause the SPM Schedules and the instruments delivered to Zamage hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated SPM Schedules, certified in the same manner as the original SPM Schedules, shall be delivered prior to and as a condition precedent to the obligation of Zamage to close.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF ZAMAGE

As an inducement to, and to obtain the reliance of SPM, Zamage represents and warrants as follows:

3.01 Organization. Zamage is, and will be on the Closing Date, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition of Zamage. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of Zamage's articles of incorporation or bylaws, or other material agreement to which it is a party or by which it is bound.

3.02 Approval of Agreement. Zamage has full power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, or otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated. The board of directors of Zamage have authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby; subject to the approval of the Zamage Stockholders and compliance with state and federal corporate and securities laws.

3.03 Capitalization. The issued and outstanding shares of Zamage consist of 18,563,795 shares of common stock, issued and outstanding to 51 shareholders. All issued and outstanding shares of Zamage are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person. All shareholders are either offshore, sophisticated or accredited investors and have supplied written representation to Zamage of such status. There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Zamage.

3.04 Financial Statements.

(a) Included in Schedule 3.04 are the unaudited financial statements of Zamage through the period ending June 30, 2001, and the unaudited balance sheet of Zamage as of June 30, 2001, and the related statements of operations, stockholders' equity (deficit), and cash flows for the quarter ended June 30, 2001, including the notes thereto.

(b) The unaudited financial statements delivered pursuant to Section 3.04(a)have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The financial statements of Zamage present fairly, as of their respective dates, the financial position of Zamage. Zamage did not have, as of the date of any such balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statements or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Zamage, in accordance with generally accepted accounting principles. The statements of revenue and expenses and cash flows present fairly the financial position and result of operations of Zamage as of their respective dates and for the respective periods covered thereby.

3.05 Outstanding Warrants and Options. Zamage has no issued options, calls, or commitments of any nature relating to the authorized and unissued Zamage Common Stock, other than the warrants to Corel which have been disclosed. Following the closing of this Agreement, Zamage may issue any warrants or options as it deems fit.

3.06 Due Diligence. Zamage shall have delivered to SPM, no later than October 25, 2001, the due diligence requested by SPM. The information concerning Zamage set forth in this Agreement and in the schedules delivered by Zamage pursuant hereto is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading. Zamage shall cause the information delivered by Zamage pursuant hereto to SPM hereunder to be updated after the date hereof up to and including the Closing Date.

3.07 Absence of Certain Changes or Events. Except as set forth in this Agreement since the date of the most recent Zamage balance sheet described in Section 3.04 and included in the information referred to in Section 3.06:

(a) There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Zamage or (ii) any damage, destruction, or loss to Zamage materially and adversely affecting the business, operations, properties, assets, or conditions of Zamage.

(b) Zamage has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Zamage; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other dm those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c) Zamage has not (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Zamage balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Zamage; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d) To the best knowledge of Zamage, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Zamage.

3.08 Title and Related Matters. Except as provided herein or disclosed in the most recent Zamage balance sheet and the notes thereto, Zamage has good and marketable title to all of its properties, inventory, interests in properties, technology, whether patented or unpatented, including, but not limited to the Zamage technology, intellectual property, computer software, and assets, which are reflected in the most recent Zamage balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Zamage, its technology does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of Zamage as now being conducted or as contemplated.

3.09 Litigation and Proceedings. There are no material actions, suits, or proceedings pending or, to the knowledge of Zamage, threatened by or against Zamage or adversely affecting Zamage, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. Zamage does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.10 Material Contract Defaults. Zamage is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Zamage, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Zamage has not taken adequate steps to prevent such a default from occurring.

3.11 No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust. or other material contract, agreement, or instrument to which Zamage is a party or to which any of its properties or operations are subject.

3.12 Governmental Authorizations. Zamage has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date of this Agreement. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, Any court or other governmental body is required in connection with the execution and delivery by Zamage of this Agreement and the consummation by Zamage of the transactions contemplated hereby.

3.13 Compliance With Laws and Relations. Zamage has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Zamage or except to the extent that noncompliance would not result in the occurrence of any material liability for Zamage. To the best knowledge of Zamage, the consummation of this transaction will comply with all applicable statutes and regulations, subject to the preparation and filing of any forms required by state and federal security laws.

3.14 Subsidiary. Zamage does not own, beneficially or of record, any equity securities in any other entity. Zamage does not have a predecessor as that term is defined under generally accepted accounting principles or Regulation S-X promulgated by the Securities and Exchange Commission.

3.15 Zamage Schedules. Zamage has delivered to SPM the following schedules, which are collectively referred to as the "Zamage Schedules" and which consist of the following separate schedules dated as of the date of execution of this Agreement, and instruments and SPM as of such date, all certified by the chief executive officer of Zamage as complete, true, and accurate:

(a) A schedule including copies of the articles of incorporation and bylaws of Zamage and all amendments thereto in effect as of the date of this Agreement;

(b) A schedule containing copies of resolutions adopted by the board of directors of Zamage approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

(c) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Zamage since the most recent Zamage balance sheet, required to be provided pursuant to Section 3.04 hereof,

(d) A schedule setting forth the financial statements required pursuant to Section 3.04 (a) hereof, and

(e) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the Zamage Schedules by Sections 3.01through 3.14.

Zamage shall cause the Zamage Schedules and the instruments delivered to SPM hereunder to be updated after the date hereof up to and including a specified date not more than three business days prior to the Closing Date. Such updated Zamage Schedules, certified in the same manner as the original Zamage Schedules, shall be delivered prior to and as a condition precedent to the obligation of SPM to close.

ARTICLE IV

CONDITIONS PRECEDENT TO OBLIGATIONS OF ZAMAGE

The obligations of Zamage under this Agreement are subject to the following conditions:

4.01 Shareholder Approval.

(a) SPM shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Zamage through the issuance of SPM Common Stock for all of the issued and outstanding Zamage Shares, and the change of name of SPM to "Zamage Digital Imaging, Inc." or such other derivation thereof as may be agreed to by the board of directors of Zamage.

(b) Zamage shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of SPM Common Stock for all of the issued and outstanding Zamage Shares.

4.02 Accuracy of Representations. The representations and warranties made by SPM in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and SPM shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by SPM prior to or at the Closing. Zamage shall be furnished with certificates, signed by duly authorized officers of SPM and dated the Closing Date, to the foregoing effect.

4.03 Officer's Certificates. Zamage shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of SPM to the effect that to such officer's best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of SPM threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and SPM's own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a) This Agreement has been duly approved by SPM's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of SPM by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of SPM pursuant to a unanimous consent;

(b) There have been no material adverse changes in SPM up to and including the date of the certificate;

(c) All conditions required by this Agreement have been met, satisfied, or performed by SPM;

(d) All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by SPM have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against SPM, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of SPM, the operation of SPM, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which SPM is bound or in any way contests the existence of SPM.

4.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of SPM, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of SPM.

4.05 Good Standings. Zamage shall have received a certificate of good standing from the appropriate authority, dated as of the date within five days prior to the Closing Date, certifying that SPM is in good standing as a corporation in the State of Colorado.

4.06 Other Items. Zamage shall have received such other documents, certificates, or instruments relating to the transactions contemplated hereby as Zamage may reasonably request.

ARTICLE V

CONDITIONS PRECEDENT TO OBLIGATIONS OF SPM

The obligations of SPM under this Agreement are subject to the following conditions:

5.01 Shareholder Approval.

(a) SPM shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the acquisition of Zamage through the issuance of SPM Common Stock for all of the issued and outstanding Zamage Shares, and the change of name of SPM to "Zamage Digital Imaging, Inc." or such other derivation thereof as may be agreed to by the board of directors of Zamage. If SPM is unable to obtain shareholder approval, SPM is under no further obligation to proceed with the transactions contemplated under this Agreement.

(b) Zamage shall call and hold a meeting of its shareholders, or obtain the written consent of a majority of its shareholders, to approve the transactions contemplated by this Agreement including the exchange of SPM Common Stock for all of the issued and outstanding Zamage Shares.

5.02 Accuracy of Representations. The representations and warranties made by Zamage and the Zamage Stockholders in this Agreement were true when made and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Zamage shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Zamage prior to or at the Closing. SPM shall be furnished with a certificate, signed by a duly authorized officer of Zamage and dated the Closing Date, to the foregoing effect.

5.03 Officer's Certificates. SPM shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief operating officer of Zamage to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Zamage, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement. Furthermore, based on certificates of good standing, representations of government agencies, and Zamage's own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a) This agreement has been duly approved by Zamage's board of directors and shareholders and has been duly executed and delivered in the name and on behalf of Zamage by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Zamage pursuant to a unanimous consent of its board of directors and a majority vote of its stockholders;

(b) Except as provided or permitted herein, there have been no material adverse changes in Zamage up to and including the date of the certificate.

(c) All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Zamage have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(d) There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Zamage, wherein an unfavorable decision, ruling, or finding would have an adverse affect on the financial condition of Zamage, the operation of Zamage, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Zamage is bound or would in any way contest the existence of Zamage.

5.04 No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Zamage, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Zamage.

5.05 Good Standing. SPM shall have received a certificate of good standing from the appropriate authority, dated as of a date with five days prior to the Closing Date, certifying that Zamage is in good standing as a corporation in the State of Delaware.

5.06 Ownership Documentation. SPM shall have received documentation verifying that all rights, title and interest in and to the trade names, technology, software, intellectual property, manufacturing equipment, inventory and assets related to the Zamage products and technology shall be free and clear of any and all liens, encumbrances, royalties and claims prior to Closing, other than those documents in the schedules or financials delivered to SPM.

5.07 Other Items. SPM shall have received such further documents certificates, or instruments relating to the transactions contemplated hereby as SPM may reasonably request.

ARTICLE VI

SPECIAL COVENANTS

6.01 Activities of SPM and Zamage

(a) From and after the date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by SPM and Zamage pursuant hereto or as permitted or contemplated by this Agreement, SPM and Zamage will each:

(i) Carry on its business in substantially the same manner as it has heretofore;

(ii) Maintain in full force and effect insurance comparable 'in amount and in scope of coverage to that now maintained by it;

(iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain Its relationships with its material suppliers and customers;

(v) Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing Date.; and

(vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From the date of this Agreement until the Closing Date, SPM and Zamage will not:

(i) Make any change in its articles of incorporation or bylaws;

(ii) Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party's schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business; and

(iii) Enter into any agreement for the sale of Zamage or SPM securities without the prior approval of the other party.

(iv) Issue or cause to be issued any press announcements or news releases other than those required by law.

6.02 Access to Properties and Records. Until the Closing Date, Zamage and SPM will afford to the other party's officers and authorized representatives full access to the properties, books, and records of the other party in order that each party may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Zamage or SPM and will furnish the other party with such additional financial and other information as to the business and properties of Zamage or SPM as each party shall from time to time reasonably request.

6.03 Indemnification by Zamage. Zamage will indemnify and hold harmless SPM and Pacific Management Services, and their directors and officers, employees and agents, and each person, if any, who controls SPM or Pacific Management Services, within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any breach of this Agreement, or any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Zamage expressly for use therein. The indemnity agreement contained in this Section 6.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of SPM and shall survive the consummation of the transactions contemplated by this Agreement. This indemnity agreement does not cover any acts of SPM, its management, employees, or agents, prior to the date of this Agreement.

6.04 Indemnification by SPM. SPM will indemnify and hold harmless Zamage, the Zamage Stockholders, Zamage's directors and officers, and each person, if any, who controls Zamage within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Securities Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by SPM expressly for use therein. The indemnity agreement contained in this Section 6.04 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Zamage and shall survive the consummation of the transactions contemplated by this Agreement for a period of six months.

6.05 The Acquisition of SPM Common Stock. SPM and Zamage understand and agree that the consummation of this Agreement including the issuance of the SPM Common Stock to Zamage in exchange for the Zamage Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. SPM and Zamage agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes that depend, among other items, on the circumstances under which such securities are acquired.

(a) In order to provide documentation for reliance upon exemptions from the registration and prospectus delivery requirements for such transactions, the signing of this Agreement and the delivery of appropriate separate representations shall constitute the parties acceptance of, and concurrence in, the following representations and warranties:

(i) The Zamage Stockholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring SPM Common Stock, and that this transaction involves certain risks.

(ii) The Zamage Stockholders have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(iii) Zamage Stockholders have such knowledge and experience in business and financial matters that they are capable of evaluating each business.

(iv) The Zamage Stockholders have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and- the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

(v) All information which the Zamage Stockholders have provided to SPM or their representatives concerning their suitability and intent to hold shares in SPM following the transactions contemplated hereby is complete, accurate, and correct.

(vi) The Zamage Stockholders have not offered or sold any securities of SPM or interest in this Agreement and have no present intention of dividing the SPM Common Stock or Zamage Shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(vii) The Zamage Stockholders understand that the SPM Common Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject SPM Common Stock may, under certain circumstances, be inconsistent with this exemption and may make Zamage or SPM an "underwriter", within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject SPM Common Stock can only be effected in transactions which are not considered distributions. Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding tire issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in rule 144 promulgated under the Securities Act, and, after one year after the date the SPM Common Stock or Zamage Shares is fully paid for, as calculated in accordance with rule 144(d), sales of securities in reliance upon rule 144 can only be made in limited amounts in accordance with the terms and conditions of that rule. After two years from the date the securities are fully paid for, as calculated in accordance with rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

(viii) The Zamage Stockholders acknowledge that the shares of SPM Common Stock , must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Other than as set forth herein, SPM is not under any obligation to register the SPM Common Stock under the Securities Act. If rule 144 is available after one year and prior to two years following the date the shares are fully paid for, only routine sales of such SPM Common Stock in limited amounts can be made in reliance upon rule 144 in accordance with the terms and conditions of that rule. SPM is not under any obligation to make rule 144 available except as set forth in this Agreement and in the event rule 144 is not available, compliance with Regulation A or some other disclosure exemption may be required before Zamage Stockholders can sell, transfer, or otherwise dispose of such SPM Common Stock without registration under the Securities Act. Subject to compliance with federal and state securities laws, SPM' registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the SPM Common Stock held by Zamage Stockholders and the certificates representing the SPM Common Stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(ix) Subject to compliance with federal and state securities laws, SPM may refuse to register further transfers or resales of the SPM Common Stock in the absence of compliance with rule 144 unless the Zamage Stockholders furnish SPM with an opinion of counsel reasonably acceptable to SPM stating that the transfer is proper. Further, unless such opinion states that the shares of SPM Common Stock are free of any restrictions under the Securities Act, SPM may refuse to transfer the securities to any transferee who does not furnish in writing to SPM the same representations and agree to the same conditions with respect to such SPM Common Stock as set forth herein. SPM may also refuse to transfer the SPM Common Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

(b) In connection with the transaction contemplated by this Agreement, Zamage and SPM shall each file, with the assistance of the other and their respective legal counsel, such notices. applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the Zamage Stockholders reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, Zamage, the Zamage Stockholders, and SPM shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as SPM or Zamage and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(d) The Zamage Stockholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

6.06 SPM Liabilities. Immediately prior to the Closing Date, SPM shall have no material assets and no liabilities in excess of $500, and all expenses related to this Agreement or otherwise shall have been paid.

6.07 Securities Filings. SPM shall be responsible for the preparation of a Form 8-K filing with the Securities and Exchange Commission and Zamage shall be responsible for a filing of consolidated audited financials in a separate 8-K filing within 45 days thereafter, and will be responsible for any and all filings in any jurisdiction where its shareholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

6.08 Sales of Securities Under Rule 144, If Applicable.

(a) SPM will use its best efforts to at all times satisfy the current public information requirements of rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by rule 144 as it is from time to tune amended.

(b) Upon being informed in writing by any person holding restricted stock of SPM as of the date of this Agreement that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), SPM will certify in writing to such person that it is in compliance with rule 144 current public information requirement to enable such person to sell such person's restricted stock under rule 144, as may be applicable under the circumstances.

(c) If any certificate representing any such restricted stock is presented to SPM's transfer agent for registration or transfer in connection with any sales theretofore made under rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by an opinion of counsel satisfactory to SPM and its counsel that such transfer has complied with the requirements of rule 144, as the case may be, SPM will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of rule 144. As the case may be, free of any stop transfer order or restrictive legend. The provisions of this Section 6.08 shall survive the Closing and the consummation of the transactions contemplated by this Agreement for a period of two years.

(d) The shareholders of SPM as of the date of this Agreement, as well as those receiving SPM Common Stock pursuant to this Agreement, are intended third-party beneficiaries of this Section 6.08.

6.09 New Board of Directors and Officers. At the time of closing, the current board of directors and officers of SPM shall resign and in their place nominees of Zamage shall be appointed, subject to the approval of the suitability and qualifications of such nominees.

6.10 Capitalization. For a period of twenty-four months from the Closing Date, SPM will not engage in any reverse split of its issued and outstanding Common Stock, without the prior written approval of the holders of a majority in interest of the issued and outstanding SPM Common Stock on the date immediately prior to the closing of this Agreement, which approval shall be granted on the condition that all shares issued by SPM pursuant to Section 1.01(a) of this Agreement, and all shares issued by SPM within six months prior to the closing of this Agreement, shall remain undiluted by any reverse split within said twenty-four month period. Notwithstanding the foregoing, any proposed reverse split within said period of twenty-four months from the Closing Date shall be no more than one, two-for-one reverse split.

6.11 Purchase and Sales. The issuance of the 18,563,795 shares set forth above shall carry with them a limited proxy, appointing Pacific Management Services as the proxy agent for these shares. If, after the expiration of 60 days following the Closing Date of this Agreement and Plan of Reorganization, Pacific Management Services has not received $400,000.00 as contemplated under a separate Letter of Agreement, Pacific shall have the right, through the limited proxy, to call a special shareholder's meeting, for the sole purpose of electing directors of the corporation of Pacific's choice. Furthermore, within 180 days of the Closing Date, Zamage shall have, or shall have acquired or merged with companies that have in excess of $100,000 in monthly sales. If requested by Zamage on or before the expiration of 180 days, Pacific shall grant one (1) 60-day extension to this provision. If, at the expiration of the180-day period, plus the 60-day extension, as set forth above, Zamage has not acquired or merged with companies that have, in aggregate, in excess of $100,000 in average monthly sales, Pacific shall also have the right, through the limited proxy, to call a special shareholder's meeting, for the sole purpose of electing directors of the corporation. Said limited proxy shall expire on its own terms if Zamage acquires or merges with companies that have, in aggregate, in excess of $100,000 in average monthly sales, and it shall also expire on its own terms if Pacific does not call a special shareholder's meeting within 30 days of its right to do so. The limited proxy shall not entitle the proxy holder to vote on any other matters. To ensure the validity of the limited proxy, Zamage shall not, within twelve months of the Closing Date, cause SPM to issue the requisite number of shares to cause the 18,563,795 shares issued above to constitute less than 50% of the issued and outstanding shares.

6.12 Investment Relations. Within 90 days of the Closing Date, Zamage shall have retained or hired an investment relations ("IR") firm or IR personnel, pursuant to an IR agreement, a copy of which shall be delivered to Pacific Management Services, Inc., upon execution. Failure to retain such IR firm or personnel shall give Pacific Management Services, Inc., the right to retain such a firm or personnel on Zamage's behalf and at Zamage's expense, which expense shall not exceed $10,000 per month.

ARTICLE VII

MISCELLANEOUS

7.01 Brokers. Except as provided herein, SPM and Zamage agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement other than those previously disclosed. Further, SPM and Zamage each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder's fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party. The covenants set forth in this section shall survive the Closing Date and the consummation of the transactions herein contemplated.

7.02 No Representation Regarding Tax Treatment. No representation or warranty is being made by any party to any other regarding the treatment of this transaction for international, federal or state income taxation. Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

7.03 Governing Law. This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Colorado.

7.04 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered, if sent by facsimile or telecopy transmission or other electronic communication confirmed by registered or certified mail, postage prepaid, or if sent by prepaid overnight courier addressed as follows:

If to SPM., to: If to Zamage, to:

Michael L. Labertew Stewart Irvine

SPM Group, Inc. Zamage Digital Imaging, Inc.

4685 S. Highland Dr, Ste 202 1050 Boundary Rd

Salt Lake City, UT 84117 BC, Canada V5K 4T3

or such other addresses as shall be furnished in writing by any party in the manner for giving notices, hereunder, and any such notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or telecopy transmission or other electronic communication, or one day after the date so sent by overnight courier.

7.05 Attorney's Fees. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

7.06 Schedules; Knowledge. Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by SPM or Zamage such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

7.07 Entire Agreement. This Agreement represents the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

7.08 Survival, Termination. The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of six months from the Closing Date, unless otherwise provided herein.

7.09 Counterparts; Facsimile. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Facsimile signatures shall constitute original signatures, and shall be followed by delivery of original signatures.

7.10 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

SPM Group, Inc. Zamage Digital Imaging, Inc.

a Colorado corporation a Delaware corporation

By: _________________________ By: _______________________

EXHBIT A-1

Zamage Digital Imaging, Inc.

List of Shareholders

Name of Shareholder	Number of Zamage Shares Owned and Number of SPM Shares to be Received in Exchange
Stewart Irvine	2,375,000
Rene Desjardins	1,140,000
Ken Maude	1,580,000
Stephen Holmes	750,000
Presidents Corporate Group	598,000
Carlyco Publishing	750,000
Kriscal Holdings	1,950,000
Zamage.com LLC	1,625,000
ZaDot.com Inc.	1,450,000
Kinrota Foundation	1,775,000
David Pusey	80,000
Tradewind Financial Group (AJ)	106,650
Tradewind Financial Group (SI)	1,675,000
Bob Dent	30,000
Jeff Hambleton	100,000
David van Berckel	25,000
Attention to detail	500,000
Jim Beadle	100,000
Jim Mackay	37,000
Sir Anthony Jolliffe	25,000
Don Bergland	100,000
Russell Hunter	75,000
Ray Spence	25,000
Bren Tedder	25,000
Corel Corporation	10,000
Jeany Gee	14,286
Russell Hunter	133,333
David Pusey	125,000
Jeff Hambleton	81,250
David van Berckel	125,000
John Fitzgerald	62,500
Simon Chow	125,000
Michael McDowell	6,000
Kevin Wilson	37,500
Alana Irvine	5,714
Scott Doiron	25,000
David Fitzgerald	7,143
Gina Svorinic	10,000
John Faminoff	25,000
Peter Schrodt	20,000
Peter Schrodt	10,000
Orest Buchinski	25,000
Bill Androsiuk	25,000
Guerino Ranallo	10,000
Marisa Moino	10,000
Nicole Proulx	13,588
Michel Desjardins	11,324
Amet Jayneau	8,929
Stephen Stacey	5,000
Surcondas Foundation	220,000
Surcondas Foundation	22,000
Jeroen Kreeft Delta BV	370,000
Donna McCrowe	28,750
Yuk For Wong	94,828
Total:	18,563,795